SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                MBNA CAPITAL E
     (Exact name of registrant as specified in its certificate of trust)

              Delaware                                  51-6518847
        (State of incorporation                      (I.R.S. Employer
            or organization)                         Identification No.)
         c/o MBNA Corporation
        1100 North King Street
          Wilmington, Delaware                         19884-2721
         (Address of principal                         (Zip Code)
           executive offices)

                               MBNA CORPORATION
  (Exact name of registrant as specified in its certificate of incorporation)

             Maryland                                  52-1713008
      (State of incorporation                       (I.R.S. Employer
          or organization)                         Identification No.)
       1100 North King Street
          Wilmington, Delaware                         19884-2721
         (Address of principal                         (Zip Code)
           executive offices)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act                  12(g) of the Exchange Act
and is effective pursuant                  and is effective pursuant
to General Instruction A.(c),              to General Instruction A.(d),
please check the following box. /x/        please check the following box. /_/

Securities Act registration statement file numbers to which this form relates:
333-45814 and 333-45814-02

       Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered
---------------------------------------     ------------------------------
MBNA Capital E 8.10% Trust                      New York Stock Exchange
Originated Preferred Securities,
Series E (and the Guarantee by MBNA
Corporation with respect thereto)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The securities to be registered hereby are 8.10% Trust Originated Preferred Securities (TOPrS(SM)), Series E (the "Preferred Securities") of MBNA Capital E, a statutory Delaware trust, and the related guarantee (the "Guarantee") by MBNA Corporation, a Maryland corporation (together with MBNA Capital E, the "Registrants"), pursuant to the Guarantee Agreement between MBNA Corporation and The Bank of New York, as trustee, dated November 27, 2002. The Registrants have filed a Registration Statement (File Nos. 333-45814 and 333-45814-02) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Preferred Securities and the Guarantee (the "Securities Act Registration Statement"). A description of the Preferred Securities and the Guarantee is contained in the Prospectus and Prospectus Supplement relating to the Preferred Securities and the Guarantee filed on November 25, 2002 by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, and such Prospectus and Prospectus Supplement is incorporated by reference herein.


ITEM 2.           EXHIBITS.

l.   Certificate of Trust of MBNA Capital E, incorporated by reference to
     Exhibit 4(k)(2) to the Securities Act Registration Statement.

2. Restated Certificate of Trust of MBNA Capital V, executed on December 11, 1996 and filed with the Secretary of State of the State of Delaware on December 11, 1996.

3. Certificate of Amendment of Certificate of Trust of MBNA Capital E, executed on November 25, 2002 and effective on November 27, 2002 as filed with the Secretary of State of the State of Delaware on November 25, 2002.

4. Trust Agreement of MBNA Capital E, incorporated by reference to Exhibit 4(1)(2) to the Securities Act Registration Statement.

5. Form of Amended and Restated Trust Agreement of MBNA Capital E, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrants with the Commission on November 26, 2002.

6.   Form of Preferred Security, included in Exhibit 5.

7. Form of Guarantee Agreement for MBNA Capital E, incorporated by reference to Exhibit 4(o)(2) to the Securites Act Registration Statement.

8. Form of Junior Subordinated Indenture between MBNA Corporation and The Bank of New York as Debenture Trustee, incorporated by reference to
     Exhibit 4(j) to the Securities Act Registration Statement.

9.   Form of Second Supplemental Indenture to the Junior Subordinated
     Indenture

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

     between MBNA Corporation and the Bank of New York, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrants with the Commission on November 26, 2002.

     10.  Form of Junior Subordinated Debenture, included in Exhibit 9.


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


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, MBNA Capital E and MBNA Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

DATED: November 27, 2002


                               MBNA CAPITAL E

                               By:  MBNA Corporation, as Depositor


                               By:  /s/ Thomas D. Wren
                                    ------------------------
                                    Name: Thomas D. Wren
                                    Title:


                               MBNA CORPORATION


                               By:  /s/ Thomas D. Wren
                                    ------------------------
                                    Name: Thomas D. Wren
                                    Title: Vice President Assistant Treasurer




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